Exhibit 99.1

Stephen Papageorge Joins Indoor Harvest Corp.

As Chief Brand Officer, Bringing Unparalleled Expertise in

Building Iconic Consumer Brands

Indoor Harvest Corp. (OTCPK: INQD) (the “Company”) is pleased to announce the appointment of Stephen Papageorge as Chief Brand Officer. Papageorge, a marketing visionary and industry leader, will play a pivotal role in driving the strategic direction of the Company’s sustainable-hemp and wellness-related products.

Renowned for his exceptional track record in building successful consumer brands, Papageorge’s approach stands out as a unique blend of sensibility, iconoclasm, originality, and effectiveness. With a wealth of experience and industry knowledge, he brings a fresh perspective that sets him apart from any other marketing executive. Throughout his career, Papageorge has worked primarily with industries operating in controlled substances, with a particular focus on beer, spirits, and tobacco. He understands the nuanced and delicate approach required by these brands to navigate government regulations, DISCUS guidelines, and state-specific laws while still achieving massive cultural relevance.

Leslie Bocskor, CEO of Indoor Harvest, commented, “During my career, I have learned more from Steve Papageorge about building successful consumer brands than everyone else combined. We are beyond excited to have him join us as we embark on this exciting journey of creating international brands while making a positive impact. Steve is a critical piece of the vision we are implementing at Indoor Harvest.”

Papageorge’s impressive portfolio includes gold-standard brand initiatives for renowned brands such as Nike, Dos Equis, Jack Daniels, The Macallan, Harley-Davidson, Perrier, and Pepsi. His consumer-centric strategy model, rooted in deep insights and solid consumer-centric strategies, has earned him numerous industry awards and recognition for best practices from Fortune 500 brands.

A lifelong New Yorker, Papageorge recently relocated from Brooklyn to Downtown Las Vegas, drawn by the city’s energy, vibrant culture, and the ambition to foster art and creativity at the highest levels. His outspoken nature challenges the traditional “brand-centric” marketing model, offering a unique perspective that allows brands to find meaningful roles in today’s culture by supporting, enabling, and enhancing the things and experiences that humans value most.

Papageorge’s work is widely regarded as best trade practices, earning recognition from trade media and winning a host of industry awards. With his appointment to the Company, he expressed his enthusiasm, stating, “I am honored to join Indoor Harvest and look forward to working with Indoor Harvest’s diverse portfolio of hemp offerings.”

Stephen Papageorge’s addition to the executive team at Indoor Harvest positions the Company for further growth in the sustainable-hemp and wellness industries.

About Indoor Harvest:

Indoor Harvest Corp. (OTCPK: INQD) is a company of sustainable-hemp and wellness related products. The Company incorporates development of proprietary technology, mergers, acquisitions, strategic partnerships, and joint ventures as part of a broad integration strategy. INQD cultivates partnerships within related industries, providing an opportunity to be part of a more significant play, sharing intellectual capital, technology, access to new capital markets, and liquidity for owners.

www.indoorharvest.com

Forward Looking Statements:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include but are not limited to financial projections and estimates and their underlying assumptions; statements regarding plans, objectives, and expectations with respect to future operations, products, and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. Risks include but are not limited to general risks associated with mergers, acquisitions, joint ventures, and strategic alliances; lack of sufficient capital, changes in U.S. hemp and related laws; possible impairment of assets, COVID and more.

Company Contact:

Gretchen Gailey

Indoor Harvest Corp.

202.489.3821

ggailey@panoptic-strategies.com